As filed with the Securities and Exchange Commission on June 8, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDL BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware		94-3023969
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification Number)
932 Southwood Boulevard
Incline Village, Nevada 89351
(Address of Principal Executive Offices) (Zip code)

(775) 832-8500
(Registrant's Telephone Number, Including Area Code)

PDL BioPharma, Inc. Amended and Restated 2005 Equity Incentive Plan
(Full Title of the Plan)

Christopher L. Stone
Vice President, General Counsel and Secretary
932 Southwood Boulevard
Incline Village, Nevada 89351
(Name and Address of Agent for Service)

(775) 832-8500
(Telephone Number, Including Area Code, of Agent for Service)

The commission is requested to mail copies of all orders, notices and communications to:
Cheston Larson, Esq.
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (2)	16,105,900	$2.65	(4)	$42,680,635	$5,314
Common Stock, par value $0.01 per share (3)	3,894,100	$2.94	(5)	$11,448,654	$1,426

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions pursuant to the terms of the PDL BioPharma, Inc. Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”).

(2)	Represents 16,105,900 shares of our common stock available for future grant under the 2005 Plan.

(3)
Represents 3,894,100 shares of our common stock issuable upon exercise of outstanding stock options granted under the 2005 Plan, subject to stockholder approval. To the extent such outstanding stock options are later forfeited or canceled, the shares of common stock subject to such stock options will be available for future issuance under the 2005 Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on June 6, 2018.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the weighted average exercise price of $2.94 per share of the stock options granted under the 2005 Plan.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by PDL BioPharma, Inc. (the “Company” or “Registrant”) for the purpose of registering an additional 20,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Form S-8 filed by the Company with respect to the Plan on June 17, 2005 (SEC File No. 333-125906), the additional Form S-8 filed by the Company with respect to the Plan on August 9, 2007 (SEC File No. 333-145262), and the additional Form S-8 filed by the Company with respect to the 2005 Plan on September 7, 2017 (SEC File No. 333-220370), together with all exhibits filed therewith or incorporated therein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, PDL BioPharma, Inc. is sometimes referred to as the “Company,” “PDL BioPharma,” “registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)    Our Annual Report on Form 10-K for the annual period ended December 31, 2017, filed with the SEC on March 16, 2018;

(b)    Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

(c)    Our Current Reports on Form 8-K, filed with the SEC on April 9, 2018, April 16, 2018 and May 21, 2018; and

(d)
The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on December 23, 1991, as amended on Form 8-A/A filed with the SEC on January 22, 1992, and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

PDL BioPharma, Inc.'s certificate of incorporation, as amended, eliminates the personal liability of its directors to the extent permitted by the Delaware General Corporation Law, or DGCL. PDL BioPharma, Inc.'s Bylaws provide that PDL BioPharma, Inc. shall, to the full extent permitted by the

DGCL, indemnify each person who is or was a director or officer of PDL BioPharma, Inc., and each person who is or was serving at the request of PDL BioPharma, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. PDL BioPharma, Inc. has entered into an indemnification agreement with each of its directors and executive officers.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. PDL BioPharma, Inc.'s certificate of incorporation provides for such limitations on liability.

PDL BioPharma, Inc. also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of PDL BioPharma, Inc. in their capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Company, effective March 23, 1993 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 1993).

4.2
Certificate of Amendment to the Certificate of Incorporation, effective August 21, 2001 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, filed on March 14, 2002).

4.3	Certificate of Amendment to the Certificate of Incorporation, effective January 9, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed January 10, 2006).

4.4	Third Amended and Restated Bylaws, effective December 4, 2014 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on December 9, 2014).

4.5	Certificate of Amendment of Restated Certificate of Incorporation, effective May 22, 2013 (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3, filed on June 21, 2013).

4.6	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.9 to Form S-3 ASR, filed on May 9, 2011).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Amended and Restated 2005 Equity Incentive Plan.

99.2*	Form of Stock Option Grant Notice and Stock Option Agreement for use in connection with awards under the Amended and Restated 2005 Equity Incentive Plan.

99.3*	Form of Restricted Stock Grant Notice and Restricted Stock Agreement for use in connection with awards under the Amended and Restated 2005 Equity Incentive Plan.

*	Filed herewith.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Incline Village, State of Nevada, on this 8th day of June, 2018.

PDL BIOPHARMA, INC.
By:	/s/ Christopher L. Stone
Christopher L. Stone
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. McLaughlin, Christopher L. Stone and Nathan Kryszak, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John P. McLaughlin	Chief Executive Officer, and Director (Principal Executive Officer)	June 8, 2018
John P. McLaughlin

/s/ Peter S. Garcia	Vice President and Chief Financial Officer (Principal Financial Officer and Acting Principal Accounting Officer)	June 8, 2018
Peter S. Garcia

	Director	June 8, 2018
Paul R. Edick

/s/ David W. Gryska	Director	June 8, 2018
David W. Gryska

/s/ Jody S. Lindell	Director	June 8, 2018
Jody s. Lindell

/s/ Dr. Samuel R. Saks	Director	June 8, 2018
Dr. Samuel R. Saks

/s/ Paul W. Sandman	Director	June 8, 2018
Paul W. Sandman

/s/ Harold E. Selick	Director	June 8, 2018
Harold E. Selick

/s/ Shlomo Yanai	Director	June 8, 2018
Shlomo Yanai

Index to Exhibits

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Company, effective March 23, 1993 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 1993).

4.2
Certificate of Amendment to the Certificate of Incorporation, effective August 21, 2001 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, filed on March 14, 2002).

4.3	Certificate of Amendment to the Certificate of Incorporation, effective January 9, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed January 10, 2006).

4.4	Third Amended and Restated Bylaws, effective December 4, 2014 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on December 9, 2014).

4.5	Certificate of Amendment of Restated Certificate of Incorporation, effective May 22, 2013 (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3, filed on June 21, 2013).

4.6	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.9 to Form S-3 ASR, filed on May 9, 2011).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Amended and Restated 2005 Equity Incentive Plan.

99.2*	Form of Stock Option Grant Notice and Stock Option Agreement for use in connection with awards under the Amended and Restated 2005 Equity Incentive Plan.

99.3*	Form of Restricted Stock Grant Notice and Restricted Stock Agreement for use in connection with awards under the Amended and Restated 2005 Equity Incentive Plan.

*	Filed herewith.